Exhibit 99.1

         Williams Controls Announces Patrick Cavanagh as New President
                          and Chief Executive Officer

    PORTLAND, Ore., July 29 /PRNewswire-FirstCall/ -- Williams Controls, Inc. (OTC: WMCO) today announced that Patrick (Pat) Cavanagh, 51, will become President and Chief Executive Officer of the Company. His appointment will be effective October 4, 2004 allowing Mr. Cavanagh to make an orderly transition from his current position with Woodward Governor Company (Nasdaq: WGOV).

    Effective with Mr. Cavanagh's appointment, Gene Goodson, the Company's current President, Chief Executive Officer, and Board Chairman will retire from his positions as President and Chief Executive Officer but will remain Chairman of the Board.

    Mr. Cavanagh has over 30 years experience manufacturing and supplying control systems and components to diesel engine and mobile equipment manufacturers worldwide. This equipment is used in heavy-duty trucks and busses, off-road vehicles, construction equipment, stationary power systems, and specialty vehicle applications. Prior to joining Williams, he was responsible for Woodward Governor's Small Industrial Engine operation, which included Synchro-Start Products Inc., Barber Colman's Precision Dynamics Division and the Nolff Carburetion businesses, which were acquired by Woodward recently. Woodward is a $600 million supplier of control systems used in Aircraft and Industrial applications. Prior to Woodward, he was Vice President and General Manager of the Automotive Components Group, a division of Knowles Electronics where he had outstanding success in growing sales and profits over many years. During his time with Knowles, he established manufacturing facilities in China and Hungary. Additionally, Mr. Cavanagh was Managing Director of Ruf Electronics a key supplier of automotive sensors based in Munich, Germany and held several international management and engineering positions with Barber Colman Company. Mr. Cavanagh holds a bachelor's degree in mechanical engineering technology from the Milwaukee School of Engineering.

    Commenting on Mr. Cavanagh's appointment, Williams Controls' Board Chairman Gene Goodson stated, "We are very fortunate to have Pat join the Williams Controls management team. I have personally known Pat for over 13 years and in all that time, he has shown himself to be a high quality manager with a proven track record in satisfying customers and growing sales and profits." Mr. Goodson continued, "Pat brings just the right mix of relevant business experience to Williams. He has developed successful, worldwide businesses with competitive operations in the most efficient production environments most notably in China and Eastern Europe. All Pat's operations stress the quality systems that customers desire, while delivering returns that satisfy shareholders. Mr. Goodson concluded, "Williams is well poised with growth opportunities, and Pat will be a very valuable leader in realizing those opportunities."


    ABOUT WILLIAMS CONTROLS

    Williams Controls is a designer, manufacturer and integrator of sensors and controls for the motor vehicle industry. For more information, you can find Williams Controls on the Internet at www.wmco.com.


    The statements included in this news release concerning predictions of economic performance and management's plans and objectives constitute forward-looking statements made pursuant to the safe harbor provisions of
Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1934, as amended. These forward looking statements are based on management's assumptions and projections, and are sometimes identifiable by use of the words, "expect to," "plan," "will," "believe" and words of similar predictive nature. Because management's assumptions and projections are based on anticipation of future events, you should not place undue emphasis on forward-looking statements. You should anticipate that our actual performance may vary from these projections, and variations may be material and adverse. You should not rely on forward-looking statements in evaluating an investment or prospective investment in our stock, and when reading these statements you should consider the uncertainties and risks that could cause actual results to differ materially from the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, factors detailed in the Securities and Exchange Commission filings of the Company; economic downturns affecting the operations of the Company or any of its business operations, competition, and the ability of the Company to successfully identify and implement any strategic alternatives. The forward-looking statements contained in this press release speak only as of the date hereof and the Company disclaims any intent or obligation to update these forward-looking statements.



SOURCE  Williams Controls, Inc.
    -0-                             07/29/2004
    /CONTACT: Dennis E. Bunday, Executive Vice President and Chief Financial Officer of Williams Controls, Inc., +1-503-684-8600/
    /Web site:  http://www.wmco.com /
    (WMCO WGOV)

CO:  Williams Controls, Inc.
ST:  Oregon
IN:  AUT ECP OTC
SU:  PER